SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       May 23, 2001 (May 8, 2001)

Brainworks Ventures, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-6334	87-0281240

(State or other	(Commission File Number	(IRS Employer

jurisdiction of		Identification

incorporation)		Number

101 Marietta Street, Suite 3450, Atlanta, Georgia	30303

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (404) 524-1667

Item 2. Acquisition or Disposition of Assets.

      On May 8, 2001, Brainworks Ventures, Inc., a Nevada corporation (the “Company”), consummated the merger (the “Merger”) of Executive Venture Partners, Ltd., a privately-held Massachusetts corporation (“EVP”), with and into EVP Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of the Company (“EVP Acquisition”), whereby EVP became a wholly-owned subsidiary of the Company pursuant to that certain Agreement and Plan of Merger dated as of May 8, 2001 by and among the Company, EVP Acquisition, EVP and the stockholders of EVP signatory thereto (the “Merger Agreement”).

      Pursuant to the Merger Agreement (i) all of the issued and outstanding shares of EVP’s common stock, par value $.01 per share (“EVP Common Stock”), other than the shares of EVP Common Stock held by the Company, its subsidiaries or EVP, were converted into the right to receive an aggregate of 500,000 shares of the Company’s common stock, par value $.01 per share (“Company Common Stock”), 31,252 shares of which are being held in escrow to satisfy certain indemnification claims that the Company may make (the “Merger Consideration”); and (ii) at the effective time of the Merger, EVP Acquisition, the surviving corporation in the Merger, changed its name to Executive Venture Partners, Inc.

      Pursuant to the Registration Rights Agreement dated May 8, 2001 between the Company and the holders of the EVP Common Stock entitled to receive the Merger Consideration, the Company Common Stock issued in connection with the Merger is entitled to certain “piggy-back” registration rights.

      The holders of approximately 79% of the outstanding EVP Common Stock before the Merger are affiliates of or otherwise related to the Company. Specifically, John P. Cayce, Donald Ratajczak and Kirk R. Reiss, who are each directors of the Company and the President, Chief Executive Officer and a senior advisor to the Company, respectively, owned approximately 42% of the outstanding EVP Common Stock immediately prior to the Merger. Robert H. Cawly, a director of Brainworks Ventures Labs, Inc., a subsidiary of the Company, owned approximately 29% of the outstanding EVP Common Stock immediately prior to the Merger, and Dean W. Anderson, a stockholder of the Company and a member of a “group” that has filed a Schedule 13D with respect to the Company Common Stock, owned approximately 8% of the outstanding EVP Common Stock immediately prior to the Merger.

      Due to the existence of the relationships discussed above, the Board of Directors of the Company (the “Board”) established a special committee of the Board (the “Special Committee”) comprised of two disinterested directors and delegated to the Special Committee the full authority of the Board with respect to the negotiation, authorization and approval of the Merger and the negotiation, execution and delivery of any agreement related thereto and any transactions contemplated thereby. The Merger Consideration was determined as a result of negotiations between the Special Committee and EVP, and the Merger and the Merger Agreement were approved by the Special Committee, the boards of directors of EVP and EVP Acquisition and the stockholders of EVP and EVP Acquisition.

      The securities issued in connection with the Merger were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption in Section 4(2) of the Securities Act.

      The description contained herein of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement which has been filed as Exhibit 2.1 to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) - (b) Financial Statements and Pro Forma Financial Information. All required financial statements and pro forma financial information will be filed by amendment to this Report not later than sixty (60) days after the due date of this Report.

      (c) Exhibits.

2.1	Agreement and Plan of Merger dated May 8, 2001 between the Company, EVP, EVP Acquisition and the stockholders of EVP signatory thereto (the “Merger Agreement”). (Certain of the exhibits and schedules to the Merger Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request).

4.1	Registration Rights Agreement entered into in connection with the Merger Agreement.

4.2	Escrow Agreement entered into in connection with the Merger Agreement.

99.1	Press Release dated May 11, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRAINWORKS VENTURES, INC.

	By:	/s/ Marc J. Schwartz

Marc J. Schwartz
Vice-President

Dated: May 23, 2001

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated May 8, 2001 between the Company, EVP, EVP Acquisition and the stockholders of EVP signatory thereto (the “Merger Agreement”). (Certain of the exhibits and schedules to the Merger Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request).

4.1	Registration Rights Agreement entered into in connection with the Merger Agreement.

4.2	Escrow Agreement entered into in connection with the Merger Agreement.

99.1	Press Release dated May 11, 2001.